Posting Supplement No. 1 dated October 14, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 357066

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357066	$4,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357066. Member loan 357066 was requested on October 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	St Josephs Research Institute	Debt-to-income ratio:	10.74%
Length of employment:	1 year 1 month	Location:	NORCROSS, GA

Home town:	Mansfield
Current & past employers:	St Josephs Research Institute
Education:	Ashland University

This borrower member posted the following loan description, which has not been verified:

major purchase

A credit bureau reported the following information about this borrower member on October 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,775.00	Public Records On File:	0
Revolving Line Utilization:	13.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 357812

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357812	$4,700	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357812. Member loan 357812 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Executive Hotels Vintage Court	Debt-to-income ratio:	21.93%
Length of employment:	6 months	Location:	San Francisco, CA

Home town:	Vallejo
Current & past employers:	Executive Hotels Vintage Court, Kimpton Hotels, The Atherton Hotel at OSU
Education:	Oklahoma State University-Main Campus, Murray State College, Oklahoma State University-Okmulgee

This borrower member posted the following loan description, which has not been verified:

I'd like to consolidate my credit cards into one payment and, hopefully, at a lower rate. I want to simplify my banking.

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	48
Revolving Credit Balance:	$3,266.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357862

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357862	$3,000	14.62%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357862. Member loan 357862 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Brannon Corporation	Debt-to-income ratio:	10.85%
Length of employment:	9 months	Location:	KILGORE, TX

Home town:	Lewiston
Current & past employers:	Brannon Corporation
Education:	Westwood College-Dallas

This borrower member posted the following loan description, which has not been verified:

Medical procedures

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	640-659	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	4
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 357864

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357864	$4,500	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357864. Member loan 357864 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	American Airlines	Debt-to-income ratio:	13.54%
Length of employment:	8 years 8 months	Location:	miami, FL

Home town:
Current & past employers:	American Airlines
Education:	Florida International University

This borrower member posted the following loan description, which has not been verified:

I am a senior at Florida international University. I would use this funds to finance my last year in my Information Technology program. Appreciate any help someone out there may provide.

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	46
Revolving Credit Balance:	$1,818.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 357865

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357865	$7,500	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357865. Member loan 357865 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,583 / month
Current employer:	NanoTech Entertainment, Inc.	Debt-to-income ratio:	9.36%
Length of employment:	1 year	Location:	San Jose, CA

Home town:	Philadelphia
Current & past employers:	NanoTech Entertainment, Inc., Global VR
Education:	St Vincent's College

This borrower member posted the following loan description, which has not been verified:

Headquartered in San Jose, California, NanoTech Entertainment operates as a virtual manufacturer, Development of technology & games- then licensing them to third parties for manufacturing and distribution. NanoTech Entertainment is seeking a short term bridge loan in order to efficiently finalize development & launch of its products from Q3 through Q4 of 2008 - the period where its revenue streams begin to flow. NanoTech will be releasing an arcade video game product in Q4-2008 and is in negotiation for worldwide distribution with another widely known Japanese company with offices in the US, Europe and Asia. This license will yield approximately $1.1 million by the beginning of Q1-2009. www.nanotechent.com - bob@nanotechent.com

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1984	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	8
Revolving Credit Balance:	$25,362.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357866

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357866	$7,500	19.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357866. Member loan 357866 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Azeez & Associates, P.L.L.C.	Debt-to-income ratio:	25.47%
Length of employment:	7 years 3 months	Location:	Northville, MI

Home town:	Redford
Current & past employers:	Azeez & Associates, P.L.L.C.
Education:	University of Michigan - Dearborn

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan will be to consolidate home improvements that were purchased on a credit card

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$152,189.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 357867

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357867	$3,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357867. Member loan 357867 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,407 / month
Current employer:	EL CAMINO TIRES	Debt-to-income ratio:	0.66%
Length of employment:	2 years 10 months	Location:	NORTH HOLLYWOOD, CA

Home town:	BEVERLY HILLS
Current & past employers:	EL CAMINO TIRES, FIRST AMERICAN HOME BUYERS PROTECTION CORPORATION
Education:	California State University-Northridge (CSUN)

This borrower member posted the following loan description, which has not been verified:

I want to import cosmetic products, including perfume and lotions. Importing also beauty products such as sophisticated hairdryers, curling and flat irons. All these products will be coming from Shanghai, China. I was given the opportunity to meet with the producers of the cosmetic and beauty products, in which I was offered a great deal to import and distribute their products here in Los Angeles.

A credit bureau reported the following information about this borrower member on October 12, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$843.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357868

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357868	$6,500	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357868. Member loan 357868 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	CoKinetic Systems Corp	Debt-to-income ratio:	14.80%
Length of employment:	1 year	Location:	Corona, CA

Home town:	Whittier
Current & past employers:	CoKinetic Systems Corp, SmartPros, Ltd.
Education:	University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

Looking at LendingClub to potentially provide a better rate than B of A credit card which will increase to 18.74% early next year. I'm an entrepreneur with a stable income and a software side business. Current income is 12500 per month. My current debts are scheduled to payoff within 5 years. I always pay every bill on time.

A credit bureau reported the following information about this borrower member on October 12, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$88,223.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 357869

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357869	$4,000	15.88%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357869. Member loan 357869 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Alliedbarton Security	Debt-to-income ratio:	21.45%
Length of employment:	3 years 10 months	Location:	Las Vegas, NV

Home town:	Invercargill
Current & past employers:	Alliedbarton Security, IPC Corporation
Education:	University of Otago

This borrower member posted the following loan description, which has not been verified:

I want to pay off some debt so I can raise my credit score so I can buy a house for my family. I ahve twin two year old boys and i want to buy a house sothey can have some stability. Right now we have been renting, but I don't want to have to move every few years. My credit is bad, I have too much debt, so if I could pay some of it off, that would help us a lot.

A credit bureau reported the following information about this borrower member on October 11, 2008:

Credit Score Range:	640-659	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,157.00	Public Records On File:	0
Revolving Line Utilization:	54.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 357870

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357870	$7,500	15.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357870. Member loan 357870 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,705 / month
Current employer:	Coldwell Banker Bain	Debt-to-income ratio:	26.45%
Length of employment:	3 years 2 months	Location:	Seattle, WA

Home town:	Veina
Current & past employers:	Coldwell Banker Bain, King County
Education:	Portland State University

This borrower member posted the following loan description, which has not been verified:

The company that I had purchased all of matting supplies is no longer in business and I had to start a new relationship. They do not work from credit, cash only. My husband and I are matting and framing sports and music memoribila that we sell. Right now I have a three Hockey jersey and a Rolling Stones guitar to frame up in our light boxes and need supply money. Repayment is easy for us, especailly during this time of year. We get lots of orders, if we have product ready. I had some saving, but one of our grandkids lost a student loan this quarter so I lent her my matting money.

A credit bureau reported the following information about this borrower member on October 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1971	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	56
Revolving Credit Balance:	$53,809.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357871

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357871	$7,500	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357871. Member loan 357871 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	n/a	Debt-to-income ratio:	22.20%
Length of employment:	n/a	Location:	Boca Raton, FL

Home town:	New Haven
Current & past employers:
Education:	Bachelors degree

This borrower member posted the following loan description, which has not been verified:

I would like to pay down and conciliate my credit card balances. The interest rates I'm paying are very high and consolidating will make it much easier to pay of my debts at a reduced rate.

A credit bureau reported the following information about this borrower member on October 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$277,960.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357872

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357872	$7,500	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357872. Member loan 357872 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	Aura Systems	Debt-to-income ratio:	16.23%
Length of employment:	1 year 7 months	Location:	Los Angeles, CA

Home town:	Los Angeles
Current & past employers:	Aura Systems, Copy Solutions
Education:	California State Polytechnic University-Pomona

This borrower member posted the following loan description, which has not been verified:

I have a great job as an engineer and am consolidating credit card debt from a previous stint of self-employment. This loan will simplify my repayment terms and give a good return to my lenders.

A credit bureau reported the following information about this borrower member on October 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,784.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357873

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357873	$5,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357873. Member loan 357873 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,958 / month
Current employer:	Exel	Debt-to-income ratio:	21.53%
Length of employment:	7 years 3 months	Location:	SAN BERNARDINO, CA

Home town:	San Bernardino
Current & past employers:	Exel
Education:	Valley Colledge

This borrower member posted the following loan description, which has not been verified:

To help pay a few bills to get back on track.

A credit bureau reported the following information about this borrower member on October 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,194.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357874

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357874	$7,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357874. Member loan 357874 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	citrus cafe inc	Debt-to-income ratio:	20.29%
Length of employment:	7 years	Location:	anaheim, CA

Home town:
Current & past employers:	citrus cafe inc
Education:	University of California-Irvine (UCI)

This borrower member posted the following loan description, which has not been verified:

paying medical bills on back injury

A credit bureau reported the following information about this borrower member on October 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,855.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 357875

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357875	$7,500	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357875. Member loan 357875 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Self/ Ameriprise Financial franchisee	Debt-to-income ratio:	9.55%
Length of employment:	9 years 1 month	Location:	Paramus, NJ

Home town:	Queens
Current & past employers:	Self/ Ameriprise Financial franchisee
Education:	Connecticut College

This borrower member posted the following loan description, which has not been verified:

consolidate business lines of credit to one lower payment & interest rate

A credit bureau reported the following information about this borrower member on October 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,979.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357876

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357876	$7,500	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357876. Member loan 357876 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	ZH Invenstments	Debt-to-income ratio:	24.19%
Length of employment:	5 years	Location:	Potomac, MD

Home town:	Minsk
Current & past employers:	ZH Invenstments
Education:	University of Maryland

This borrower member posted the following loan description, which has not been verified:

Doing masters degree in Uniersity of maryland will complete May2009

A credit bureau reported the following information about this borrower member on October 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$127,150.00	Public Records On File:	0
Revolving Line Utilization:	30.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357878

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357878	$7,000	15.88%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357878. Member loan 357878 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	PopularMedia, Inc.	Debt-to-income ratio:	24.19%
Length of employment:	7 months	Location:	Somerville, MA

Home town:	Pomfret Center
Current & past employers:	PopularMedia, Inc., Pyxis Mobile, Inc., Cymfony, Inc.
Education:	Bryant University, Woodstock Academy

This borrower member posted the following loan description, which has not been verified:

Hello, Thank you for your consideration of my loan request. The Home down payment description was the best description available; although this is not a request towards the purchase of a home, it is a request towards renting a new home. As many of you are likely aware, the upfront costs of moving into a new apartment can add up quickly to cover landlord requirements and the fees of the broker. The Sanctuary building in which we would like to move into requires the upfront payments of first month's rent, last month's rent, a security deposit, and broker's fee. With the rent equaling $2,600 per month, my request is for a $7,000 loan. I am able to take care of 1st month's rent and a little extra, but require assistance on the other three payments. Your help is very much appreciated. Best Regards, Craig

A credit bureau reported the following information about this borrower member on October 8, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	56
Revolving Credit Balance:	$590.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357879

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357879	$7,500	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357879. Member loan 357879 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Urban Brands, Inc.	Debt-to-income ratio:	14.07%
Length of employment:	4 years 7 months	Location:	Lodi, NJ

Home town:	New York
Current & past employers:	Urban Brands, Inc.
Education:	Fashion Institute of Technology (FIT)

This borrower member posted the following loan description, which has not been verified:

Personal loan to consolidate credit card debt

A credit bureau reported the following information about this borrower member on October 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	20
Revolving Credit Balance:	$9,452.00	Public Records On File:	0
Revolving Line Utilization:	72.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357880

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357880	$5,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357880. Member loan 357880 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Parts General	Debt-to-income ratio:	0.00%
Length of employment:	12 years	Location:	atlanta, GA

Home town:	Scottsdale
Current & past employers:	Parts General
Education:	university of arizona

This borrower member posted the following loan description, which has not been verified:

I recently moved and am buying furniture, the store card interest rates are too high so I decided to try here. I have good credit and not alot of debt.

A credit bureau reported the following information about this borrower member on October 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,082.00	Public Records On File:	0
Revolving Line Utilization:	2.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 357881

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357881	$7,500	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357881. Member loan 357881 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	LaFayette	Debt-to-income ratio:	4.86%
Length of employment:	8 years	Location:	HOLIDAY, FL

Home town:	Anchorage
Current & past employers:	LaFayette
Education:	St Petersburg College

This borrower member posted the following loan description, which has not been verified:

paying off some credit cards and other debts

A credit bureau reported the following information about this borrower member on October 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	30
Revolving Credit Balance:	$8,575.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357882

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357882	$7,500	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357882. Member loan 357882 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,580 / month
Current employer:	ITO VIDEO	Debt-to-income ratio:	11.99%
Length of employment:	9 years 1 month	Location:	WEST COVINA, CA

Home town:	Beverly Hills
Current & past employers:	ITO VIDEO, RODEWAY INN
Education:	UCLA Anderson School of Management

This borrower member posted the following loan description, which has not been verified:

I need to install new cabinets in my Kitchen. 24 boxes & doors wood and 16 drawers wood. Thanks God, I find a good deal for the materials with a local carpenter in my neighborhood. For the same price, he is customize and install, too. Thank you very much.

A credit bureau reported the following information about this borrower member on October 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,703.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 357883

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357883	$6,600	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357883. Member loan 357883 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,667 / month
Current employer:	sunpass	Debt-to-income ratio:	1.84%
Length of employment:	7 months	Location:	orlando, FL

Home town:	Miami
Current & past employers:	sunpass, universal orlando
Education:	Columbia College

This borrower member posted the following loan description, which has not been verified:

personal loan to help my sister out

A credit bureau reported the following information about this borrower member on October 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,889.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357884

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357884	$7,500	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357884. Member loan 357884 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Target Stores	Debt-to-income ratio:	20.91%
Length of employment:	2 years	Location:	Alexandria, VA

Home town:	Waterville
Current & past employers:	Target Stores, Lord and Taylor
Education:	San Jose State University

This borrower member posted the following loan description, which has not been verified:

trying to refinance a store credit card at a better rate. Bought wedding ring at 22%! ouch! this is my second try - love lending club, however i missed out on my chance to accept funding. I was almost fully funded and missed the deadline to accept the funding. Now I know more about how this works and will try again. . .

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$120,338.00	Public Records On File:	0
Revolving Line Utilization:	47.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357885

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357885	$6,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357885. Member loan 357885 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	ONEOK	Debt-to-income ratio:	5.00%
Length of employment:	6 years 1 month	Location:	oklahoma city, OK

Home town:	Drumright
Current & past employers:	ONEOK
Education:	Oklahoma State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Requesting loan in order to purchase stock through employee stock purchase plan.

A credit bureau reported the following information about this borrower member on October 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	31
Revolving Credit Balance:	$86.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357886

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357886	$1,500	8.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357886. Member loan 357886 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Time WARNER Cable	Debt-to-income ratio:	12.39%
Length of employment:	12 years	Location:	TONAWANDA, NY

Home town:	Tonawanda
Current & past employers:	Time WARNER Cable, Time Warner Inc., Best Buy Co. Inc., Circuit City Stores
Education:	Erie Community College, Saint Bonaventure University

This borrower member posted the following loan description, which has not been verified:

Home Improvement, window replacements

A credit bureau reported the following information about this borrower member on September 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,571.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357887

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357887	$3,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357887. Member loan 357887 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Newtown Savings Bank	Debt-to-income ratio:	0.33%
Length of employment:	1 year	Location:	Newtown, CT

Home town:	Newtown
Current & past employers:	Newtown Savings Bank, University of Pittsburgh
Education:	University of Pittsburgh-Main Campus, Naugatuck Valley Community College, Western Connecticut State University

This borrower member posted the following loan description, which has not been verified:

This loan will be used to fund the purchase of a used motorcycle from a private party. The current owner of the motorcycle purchased it from a dealer just a few months ago. The motorcycle has been checked out by the dealer and is reported to be in excellent mechanical condition. No additional maintenance expenses are anticipated in the near future. Several accessories are included so I do not anticipate any additional expenses beyond the purchase of the motorcycle itself. I actually have the cash to make this purchase but would prefer to borrow the money and keep the cash in my emergency fund. The loan payments will be paid from my salary. Even with the payments for this loan, my salary will allow me to to meet my monthly expenses and save/invest additional funds. My monthly expenses are minimal. I currently have no rent, mortgage or utility expenses. I have no credit card debt. Just personal expenses, groceries, gas and cell phone. Thank you for taking the time to review this request.

A credit bureau reported the following information about this borrower member on October 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357888

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357888	$7,500	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357888. Member loan 357888 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	General Dynamics	Debt-to-income ratio:	11.12%
Length of employment:	7 years 1 month	Location:	Mesa, AZ

Home town:	Sainaw
Current & past employers:	General Dynamics
Education:	Univeristy of Phoenix

This borrower member posted the following loan description, which has not been verified:

For the past eight months I?ve been fairly successful at managing my available cash making payments on time and occasionally putting extra toward credit cards or putting some cash in savings. Too many events have transpired that have eaten away at the narrow margin I had and I am now beginning to fall behind. A consolidation loan would reduce my monthly payment obligations and allow quicker payoff of credit card debt.

A credit bureau reported the following information about this borrower member on October 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	23
Revolving Credit Balance:	$12,336.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357889

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357889	$5,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357889. Member loan 357889 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	HCPD Maryland	Debt-to-income ratio:	8.21%
Length of employment:	6 years	Location:	ELLICOTT CITY, MD

Home town:
Current & past employers:	HCPD Maryland, HCPD
Education:	St. Leo University

This borrower member posted the following loan description, which has not been verified:

Wedding

A credit bureau reported the following information about this borrower member on October 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,535.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Posting Report Supplement No. 1 dated October 14, 2008